UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2009

GLOBAL HEALTH VENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-137888	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

409 Granville Street, Suite 1023
Vancouver, British Columbia, Canada V6C 1T2
(Address of principal executive offices)

(604) 324-4844
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K filed by Global Health Ventures Inc. (the “Company”) with the Securities and Exchange Commission on December 14, 2009. This Form 8-K/A is filed by the Company to include Pro Forma Condensed Combined Statements of Operations for the year ended May 31, 2009 in connection with the acquisition by the Company of Posh Cosmeceuticals Inc. in December 2009. This Form 8-K/A does not set forth any other changes from the originally filed Form 8-K.

Item 9.01   Financial Statements and Exhibits

(b) Pro Forma Financial Information

GLOBAL HEALTH VENTURES INC.
(a development stage company)
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
(EXPRESSED IN U.S. DOLLARS)
MAY 31, 2009
(Unaudited)

	Historical Operations	Pro Forma Adjustments		Pro Forma Operations
Revenue	$-	-		$-
Expenses
Amortization and depreciation	795	2,000	(a)	2,795
General and administrative	28,696	42,700	(a)	71,396
Professional fees	61,542	32,000	(a)	93,542
Research and development	33,333	586,000	(a)	619,333
Salaries and wages	48,893	99,600	(a)	148,493
Travel and auto	-	58,700	(a)	58,700
Loss on disposal of capital asset	-	15,000	(a)	15,000
Total expenses	173,259	836,000		1,009,259
Interest income	-	10,500	(a)	10,500
Net loss	(173,259)	(825,500)	(a)	(998,759)
Other comprehensive income (loss)
Foreign currency translation adjustment	41,632	16,500	(a)	58,132
Comprehensive loss	$(131,627)	(809,000)		(940,627)
Net loss per share - Basic and Fully diluted	$0.00		(b)	$0.00
Weighted Average Number of Shares Outstanding	58,358,000		(b)	$58,558,000

NOTES TO THE UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS

The pro forma combined statement of operations reflects the following adjustments:

(a)
Adjustment to record Posh Cosmeceuticals Inc.’s (“Posh”) operating results for the 12 months ending May 31, 2009 upon consolidation as if the purchase of Posh had occurred at the beginning of the pro forma period.

(b)
Basic and diluted net loss per share is calculated by dividing the pro forma net loss by the common shares used to calculate net loss per share in the historical period of Global plus the effect of the common stock of Global which was issued under the “Merger (Share Exchange) Agreement “.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2011	GLOBAL HEALTH VENTURES INC.

	By:	/s/ Hassan Salari
Hassan Salari
President